Exhibit 15.1

April 29, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:          Burlington Northern Santa Fe Corporation
Registration Statement on Form S-3
(No. 333-130214)

Registration Statements on Form S-8

(No. 33-62829)
(No. 33-62835)
(No. 33-63249)
(No. 333-03275)
(No. 333-03277)
(No. 333-19241)
(No. 333-77615)
(No. 333-59854)
(No. 333-108384)
(No. 333-118732)
(No. 333-133434)
(No. 333-135893)
(No. 333-135894)
(No. 333-135897)

Commissioners:

We are aware that our report dated April 23, 2008 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation (the “Company”) for the three month periods ended March 31, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 is incorporated by reference in the Registration Statements referred to above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

E-3

FORM 10-Q